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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
TC PipeLines GP, Inc., General Partner of TC PipeLines, LP:

        We consent to the use of our report dated February 26, 2016, with respect to the consolidated balance sheets of TC PipeLines, LP and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income, cash flows and changes in partners' equity for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, which report appears in the December 31, 2015 annual report on Form 10-K of TC PipeLines, LP, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

(Signed) KPMG LLP

Houston, Texas
June 7, 2016

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm